UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2013

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-108818	05-0577932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway Suite 500 Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (561) 338-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2012, we entered into an agreement with Vertigo Capital, LP, and its general partner, Vertigo Management, LLC, David Weiner, Lauren Weiner, David Weiner C/F Max Weiner UTMA/NJ, and David Weiner C/F Dean Everett Weiner UTMA/NJ (collectively, the “Sellers”), pursuant to which the Sellers sold directly to us an aggregate 2,351,532 shares of our common stock (the “Shares”) owned of record by Sellers, for the aggregate purchase price of $1,751,891 (or $.745 per share). The Shares represent all of the shares of our capital stock owned by Sellers. The Sellers also agreed to a five year standstill with respect to any future acquisition of our capital stock.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Item

10.1	Agreement, dated as of December 31, 2012, by and among Summit Financial Services Group, Inc.; A Vertigo Capital, LP, Vertigo Management, LLC, David Weiner, Lauren Weiner, David Weiner C/F Max Weiner UTMA/NJ, and David Weiner C/F Dean Everett Weiner UTMA/NJ

99.1	Press Release dated January 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: January 2, 2013	/s/ Marshall T. Leeds
Marshall T. Leeds
Chairman and Chief Executive Officer